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                                PeopleSoft, Inc.
                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333- ) and related Prospectus of PeopleSoft, Inc. for the registration of 1,372,745 shares of its common stock and to the inclusion therein of our report dated January 28, 1998, with respect to the consolidated financial statements of PeopleSoft Inc. included in its Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP


Walnut Creek, California
July 14, 1998